UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

SYMYX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-27765 (Commission File Number)	77-0397908 (IRS Employer Identification No.)

3100 Central Expressway Santa Clara, California (Address of principal executive offices)	95051 (Zip Code)

Registrant’s telephone number, including area code: (408) 764-2000

Not Applicable
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release dated October 23, 2003, issued by Symyx Technologies, Inc.

Item 12. Results of Operations and Financial Condition.

     The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

     On October 23, 2003, Symyx Technologies, Inc. issued a press release announcing revenue, earnings and certain other information related to the third quarter ended September 30, 2003, financial guidance pertaining to 2003 and 2004, and Ed F. Gambrell joining the Board of Directors. A copy of the October 23, 2003 press release is included as Exhibit 99.1 hereto.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC. (Registrant)

Date:	October 23, 2003	By: /s/ Steven D. Goldby

Steven D. Goldby Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

Date:	October 23, 2003	By: /s/ Jeryl L. Hilleman

Jeryl L. Hilleman Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

3

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated October 23, 2003, issued by Symyx Technologies, Inc.